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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2001 relating to the financial statements and financial statement schedule, which appears in Vital Images, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
August 15, 2001

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Exhibit 23.1